UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2024

PISMO COAST VILLAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

California                                        #0-8463                                        95-2990441

(State or other jurisdiction                          (Commission File                    (IRS Employer Identification

of incorporation)                                          Number)                                            Number)

165 South Dolliver Street, Pismo Beach, California  93449

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (805) 773-5649.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 17, 2024, the Company provided notice to Ms. Lesley Marr, General Manager and Assistant Corporate Secretary, that her employment with the Company was being terminated effective immediately in accordance with the terms of her employment agreement, dated June 29, 2022 (“Employment Agreement”).

The Employment Agreement provides that Ms. Marr was to be paid a base salary of $180,000 per annum, and an incentive bonus at the direction and convenience of the Company’s Board of Directors based on year-end fiscal performance each year.

Under Section 8 of the Employment Agreement, the Company has the right to terminate Ms. Marr’s employment, in which event Ms. Marr shall be entitled to three months of base compensation,  forty-five thousand dollars ($45,000), in addition to any compensation earned up to and including the date of actual termination.

A copy of the Employment Agreement relating to this Item 1.02 Form 8-K is furnished as Exhibit 10.1 to this Current Report.

ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Departure and Appointment of Principal Officers

On February 17, 2024, the Company provided notice to Ms. Lesley Marr, General Manager and Assistant Corporate Secretary, that her employment with the Company was being terminated in accordance with the terms of her employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date: February 21, 2024

/s/ GEORGE PAPPI, JR.
George Pappi, Jr., President, and Chairman of the Board
(Chief Executive Officer / Principal Executive Officer)

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